Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS SECOND QUARTER 2017 RESULTS

•          Quarterly revenue of $617 million

•          Quarterly operating margin of 3.6% (4.1% non-GAAP)

•          Quarterly EPS of $0.34 ($0.38 non-GAAP)

•          Improved cash conversion cycle to 65 days

•          Operating cash flow of $15 million

SCOTTSDALE, AZ, July 19, 2017 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2017.

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
In millions, except EPS	2017	2017	2016
Net sales	$617	$567	$579
Net income	$17	$10	$13
Net income – non-GAAP	$19	$17	$17
Diluted EPS	$0.34	$0.19	$0.26
Diluted EPS – non-GAAP	$0.38	$0.34	$0.35

Operating margin	3.6%	2.2%	3.1%
Operating margin – non-GAAP	4.1%	3.8%	4.2%

A reconciliation of GAAP and non-GAAP results is included below.

“I am very pleased with our second quarter performance; the Company delivered on its commitments and posted strong operational results for the quarter.  Revenue exceeded guidance and reflected year-on-year growth for the second consecutive quarter.  Non-GAAP EPS of $0.38 exceeded the high end of our guidance by $0.03; cash cycle days ended at 65 days, well below our 70 day target; and we achieved 9.5% ROIC, a 50 bps quarter-over-quarter improvement,” said Paul Tufano, Benchmark’s President and CEO.

“We remain focused on the key initiatives to transform and reposition the Company to achieve our long-term business model objectives, namely the optimization of our global network, the implementation of our market-sector sales organization and the expansion of our engineering solutions capability,” added Tufano.  “We are in the process of relocating our corporate headquarters to Arizona and anticipate that the majority of this move will be completed in the third quarter.  I am also very pleased to have Mike Buseman join us as our new head of Global Operations.  Under Mike’s leadership, we will look to accelerate our initiatives related to operational excellence and customer experience.  Additionally, our market-sector sales focus is beginning to yield new customer growth, especially in our targeted higher-value markets, as reflected in our bookings for the quarter.  We continue to emphasize engineering-led customer engagements and are aggressively expanding our offerings to provide higher-value propositions to current and potential customers.”

Second Quarter 2017 Financial Highlights

•         Operating margin was 3.6% (non-GAAP 4.1%).

•         Cash flows from operating activities were $15 million.

•         Cash conversion cycle improved 18 days from 83 at June 30, 2016 to 65 days at June 30, 2017.

•         Cash was $749 million at June 30, of which $92 million was available in the U.S.

Cash Conversion Cycle

	Jun 30,	Mar 31,	Jun 30,
	2017	2017	2016
Accounts receivable days	57	61	66
Inventory days	67	70	64
Accounts payable days	(55)	(60)	(47)
Customer deposits	(4)	(4)	-
	65	67	83

Second Quarter 2017 Industry Sector Update

Revenue by industry sector (dollars in millions) was as follows.

	Jun 30,		Mar 31,		Jun 30,
Higher-Value Markets	2017		2017		2016
Industrials	$124	20%	$118	21%	$144	25%
A&D	100	16	104	18	86	15
Medical	86	14	86	15	92	16
Test & Instrumentation	89	15	77	14	60	10
	$399	65%	$385	68%	$382	66%

	Jun 30,		Mar 31,		Jun 30,
Traditional Markets	2017		2017		2016
Computing	$142	23%	$101	18%	$110	19%
Telecommunications	76	12	81	14	87	15
	$218	35%	$182	32%	$197	34%
Total	$617	100%	$567	100%	$579	100%

Overall revenue increased 6% year-over-year driven by continued strong demand in Test & Instrumentation serving the semi-capital equipment market, Computing growth from existing storage and new security customers, and Aerospace and Defense (A&D) growth from defense programs.  Industrials and Medical growth remained muted year-over-year from softness across several of our top customers.

Second Quarter 2017 Bookings Update

•         New program bookings of $129 to $155 million.

•         14 engineering awards supporting early engagement opportunities.

•         25 manufacturing wins across all market sectors.

The Company projects that new program bookings for the second quarter will result in annualized revenue of $129 to $155 million when fully launched in the next 12-18 months.  The new program bookings align with Benchmark’s strategic focus on higher-value markets.

Third Quarter 2017 Outlook

•         Revenue between $575 - $595 million.

•         Diluted GAAP earnings per share between $0.29 - $0.33.

•         Diluted non-GAAP earnings per share between $0.32 - $0.36 (excluding restructuring charges and amortization of intangibles expected to approximate $0.03 per share).  The income tax impact of the non-GAAP adjustments using the applicable effective tax rates is $0.03 per share.

Second Quarter 2017 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides worldwide integrated electronics manufacturing services (EMS), engineering and design services, and precision machining services to original equipment manufacturers in the following industries: industrial controls, aerospace and defense, telecommunications, computers and related products for business enterprises, medical devices, and test and instrumentation.  Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

480-372-4304 or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP).  A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release.  Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non-GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  Benchmark’s non-GAAP information is not necessarily comparable to the non-GAAP information used by other companies.  Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “plan,” “anticipate,” “project,” “predict,” “goals,” “targeting” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  The Company’s forward-looking statements include, among other things, projections relating to the future value of bookings and third quarter 2017 revenues and diluted earnings per share.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and business environment generally.  If one or more of these risks or uncertainties materializes or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.  Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	June 30,
	2017	2017	2016	2017	2016

Income from operations (GAAP)	$22,227	$12,417	$17,740	$34,644	$34,008
Restructuring charges and other costs	1,544	1,511	3,602	3,055	6,391
Customer insolvency (recovery)	(710)	5,120	-	4,410	-
Amortization of intangible assets	2,481	2,481	2,972	4,962	5,775
Non-GAAP income from operations	$25,542	$21,529	$24,314	$47,071	$46,174

Net income (GAAP)	$17,176	$9,687	$12,685	$26,863	$23,737
Restructuring charges and other costs	1,544	1,511	3,602	3,055	6,391
Customer insolvency (recovery)	(710)	5,120	-	4,410	-
Amortization of intangible assets	2,481	2,481	2,972	4,962	5,775
Income tax adjustments(1)	(1,265)	(1,580)	(2,087)	(2,845)	(3,729)
Non-GAAP net income	$19,226	$17,219	$17,172	$36,445	$32,174

Earnings per share: (GAAP)
Basic	$0.35	$0.20	$0.26	$0.54	$0.48
Diluted	$0.34	$0.19	$0.26	$0.54	$0.47

Earnings per share: (Non-GAAP)
Basic	$0.39	$0.35	$0.35	$0.73	$0.65
Diluted	$0.38	$0.34	$0.35	$0.73	$0.64

Weighted-average number of shares used in
calculating earnings per share:
Basic	49,766	49,511	49,323	49,640	49,586
Diluted	50,239	50,080	49,667	50,209	50,042

(1)                 This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Sales	$616,904	$579,342	$1,183,405	$1,128,567
Cost of sales	558,317	526,488	1,075,758	1,025,396
Gross profit	58,587	52,854	107,647	103,171
Selling, general and administrative expenses	32,335	28,540	64,986	56,997
Amortization of intangible assets	2,481	2,972	4,962	5,775
Restructuring charges and other costs	1,544	3,602	3,055	6,391
Income from operations	22,227	17,740	34,644	34,008
Interest expense	(2,312)	(2,299)	(4,537)	(4,633)
Interest income	1,213	329	2,287	593
Other income (expense), net	(830)	71	(911)	(152)
Income before income taxes	20,298	15,841	31,483	29,816
Income tax expense	3,122	3,156	4,620	6,079
Net income	$17,176	$12,685	$26,863	$23,737

Earnings per share:
Basic	$0.35	$0.26	$0.54	$0.48
Diluted	$0.34	$0.26	$0.54	$0.47

Weighted-average number of shares used in calculating
earnings per share:
Basic	49,766	49,323	49,640	49,586
Diluted	50,239	49,667	50,209	50,042

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$749,311	$681,433
Accounts receivable, net	391,830	440,692
Inventories	416,030	381,334
Other current assets	40,473	28,203
Total current assets	1,597,644	1,531,662
Property, plant and equipment, net	172,080	166,148
Goodwill and other, net	294,716	300,858
Total assets	$2,064,440	$1,998,668

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$15,333	$12,396
Accounts payable	343,241	326,249
Accrued liabilities	87,548	73,736
Total current liabilities	446,122	412,381
Long-term debt and capital lease obligations, less current installments	202,122	211,252
Other long-term liabilities	10,359	9,570
Shareholders’ equity	1,405,837	1,365,465
Total liabilities and shareholders’ equity	$2,064,440	$1,998,668

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$26,863	$23,737
Depreciation and amortization	24,317	27,900
Stock-based compensation expense	4,505	3,981
Accounts receivable, net	49,394	57,044
Inventories	(34,218)	37,034
Accounts payable	16,675	23,084
Other changes in working capital and other	4,993	(14,646)
Net cash provided by operations	92,529	158,134

Cash flows from investing activities:
Additions to property, plant and equipment and software	(26,379)	(16,203)
Other investing activities, net	380	305
Net cash used in investing activities	(25,999)	(15,898)

Cash flows from financing activities:
Share repurchases	(2,000)	(29,315)
Net debt activity	(6,185)	(6,149)
Other financing activities, net	7,282	409
Net cash used in financing activities	(903)	(35,055)
Effect of exchange rate changes	2,251	72
Net increase in cash and cash equivalents	67,878	107,253
Cash and cash equivalents at beginning of year	681,433	465,995
Cash and cash equivalents at end of period	$749,311	$573,248